Form Last Updated by the NYSE on April 28, 2006

NYSE Regulation

Domestic Company

Section 303A

Annual CEO Certification

As the Chief Executive Officer of National Retail Properties, Inc. – NNN and as required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual, I hereby certify that as of the date hereof, I am not aware of any violation by the Company of NYSE’s corporate governance listing standards, other than has been notified to the Exchange pursuant to Section 303A.12(b) and disclosed as Exhibit H to the Company’s Domestic Section 303A Annual Written Affirmation.

This certification is:

☒ Without qualification

                            or

☐ With qualification

By:	/s/ Craig Macnab

Print Name:	Craig Macnab

Title:	Chief Executive Officer

Date:	May 12, 2006